As filed with the Securities and Exchange Commission on March 20, 1998


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 20, 1998



                                  dELiA*s Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                      0-21869                   13-3914035
(State or other jurisdiction of      (Commission             (I.R.S. Employer
incorporation or organization)       File Number)           Identification No.)



         435 Hudson Street
         New York, New York                                         10014
(Address of principal executive offices)                          (Zip Code)


                                 (212) 807-9060
              (Registrant's telephone number, including area code)


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     Certain statements contained herein are forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions, increases in materials, printing, paper, postage, shipping and labor costs, timing of catalog mailings, customer response rates, levels of competition, difficulties in integrating acquisitions and other factors outside the control of dELiA*s Inc. (the "Company"). These factors, and other factors that appear with the forward-looking statements, or in the Company's other Securities and Exchange Commission filings, including its Registration Statement on Form S-3 filed on January 2, 1998, could affect the Company's actual results and could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company herein.


Item 5. Other Events.

     The Company's consolidated net sales and net income for the 30-day period ended January 9, 1998 were $10.5 million and $1.1 million. Pursuant to an Agreement and Plan of Merger dated December 10, 1997, a wholly-owned subsidiary of the Company was merged (the "TSI Merger") with and into TSI Soccer Corporation ("TSI"). As a result of the TSI Merger, TSI became a wholly-owned subsidiary of the Company. The net sales and net income amounts set forth above include 30 days of combined operations of the Company and TSI. This information is reported for purposes of complying with the Securities and Exchange Commission's Accounting Series Release 135. This information includes operations from part of the fourth quarter of the Company's fiscal year ended January 31, 1998 and is not necessarily indicative of the results of operations for the Company's fourth quarter or fiscal year ended January 31, 1998.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    dELiA*s Inc.
                                    (Registrant)
Date: March 20, 1998

                                    By: /s/ Stephen I. Kahn
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                                            Stephen I. Kahn
                                            Chairman of the Board, President and
                                            Chief Executive Officer